Exhibit 99.1

Silexion Therapeutics Reports First Quarter 2025 Financial
Results and Provides Business Update

Significant advancements in preclinical pipeline for SIL204, with groundbreaking data demonstrating efficacy against both primary tumors and metastases in orthotopic models;
strengthened financial position with over $9 million gross funds raised in Q1 2025

GRAND CAYMAN, Cayman Islands, May 13, 2025 - Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotech company developing RNA interference (RNAi) therapies for KRAS-driven cancers, today reported its financial results for the first quarter ended March 31, 2025, and provided an update on recent business developments.

“The first quarter of 2025 highlighted our continued clinical traction and saw a number of major developments for Silexion, marked by strong preclinical data from our SIL204 program and successful financing activities that strengthened our balance sheet,” said Ilan Hadar, Chairman and CEO of Silexion. “Our latest orthotopic model data demonstrated SIL204’s ability to significantly reduce both primary tumor burden and metastatic spread when administered systemically, representing a potential paradigm shift in treating KRAS-driven cancers. Building on this success, we unveiled our expanded dual-route development strategy for SIL204, positioning us to potentially address both primary tumors and metastases in challenging oncology indications. With our enhanced financial position and strategic collaborations announced in the recent weeks, we believe we are well-positioned to advance our pipeline toward clinical development.”

Recent Milestones & Business Highlights:

•
Breakthrough Anti-Tumor and Anti-Metastatic Activity in Orthotopic Models: On March 5, 2025, Silexion announced positive data from orthotopic pancreatic cancer models demonstrating that subcutaneously administered SIL204 effectively reduces both primary tumor growth and metastatic spread. These findings showed a ~70% reduction in tumor cell numbers in the AsPC-1 (KRAS G12D) model and ~80% reduction in the BxPC-3 model by day 28, along with a substantial reduction in metastases to secondary organs.

•
Extended Therapeutic Exposure and Chemotherapy Synergy Data: Earlier in the quarter, on January 28, 2025, the Company reported that a single systemic dose of SIL204 maintained effective drug levels for over 56 days in preclinical models, highlighting its potential for long-term therapeutic exposure. Additionally, on January 15, 2025, Silexion announced data demonstrating synergistic activity of SIL204 with first-line chemotherapy agents used in treating pancreatic cancer.

•
Expanded Development Strategy: On March 28, 2025, the Company unveiled an expanded dual-route development plan for SIL204, integrating both systemic administration to target metastatic progression and intratumoral administration to focus on primary tumors. This comprehensive approach aims to address the complex nature of KRAS-driven cancers, with clinical trials planned to be initiated in the first half of 2026.

•
Strategic Collaboration: Following the quarter end, on April 23, 2025, Silexion announced a strategic collaboration with Catalent, a global leader in advanced delivery technologies, to conduct formulation development and clinical manufacturing activities for SIL204 at Catalent’s state-of-the-art facility in Limoges, France.

•
Strengthened Financial Position: During Q1 2025, the Companycompleted a public offering of ordinary shares, pre-funded warrants, and ordinary warrants, raising gross proceeds of approximately $5.0 million. An additional $0.9 million of proceeds was received from the exercise of certain of those warrants. In late January, Silexion completed a warrant exercise inducement transaction, generating additional gross proceeds of approximately $3.3 million. Additionally, in March 2025, the Company entered into an agreement to retire a promissory note in a principal amount of $1.25 million, through a combination of cash payments and share issuances, and completed the retirement of the promissory note on March 18, 2025.

First Quarter 2025 Financial Result Highlights:

•
Cash Position: Cash and cash equivalents were $6.2 million as of March 31, 2025, compared to $1.2 million as of December 31, 2024. The increase primarily reflects successful financing activities during the quarter, partially offset by operating expenses supporting clinical and preclinical development.

•
Operating Expenses: Total operating expenses for Q1 2025 were $1.7 million, compared to $1.3 million in the same period of 2024. Research and development expenses decreased to $0.6 million for Q1 2025, compared to $1.0 million for Q1 2024, primarily due to decreased subcontractors and consultants expenses, as the comparative quarter from 2024 included development activities related to the Company’s Application Programming Interface. General and administrative expenses increased to $1.1 million for Q1 2025, compared to $0.3 million for Q1 2024, primarily due to increased payroll expenses due to headcount growth and an increase in salaries following the closing of the Business Combination in August 2024, and higher professional services costs related to financing activities as a public company.

•	Financial Expenses: Financial expenses, net for Q1 2025 were $0.1 million, compared to $0.2 million in Q1 2024. This decrease was mainly due to reduced foreign exchange losses.

•
Net Loss: Net loss for the first quarter of 2025 was $1.7 million, compared to $1.4 million for the first quarter of 2024. The increase was mainly due to higher general and administrative expenses related to being a public company, partially offset by decreased research and development expenses.

About Silexion Therapeutics
Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company’s first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, and in particular, its dual-route development strategy for SIL204, business collaboration with Catalent, and plans to initiate further studies and make regulatory submissions as part of its pipeline toward clinical development, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) the degree of Silexion’s success in completing preclinical studies and initiating clinical trials; (ii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; and (vi) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

SILEXION THERAPEUTICS CORP

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31
	2025	2024
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$6,152	$1,187
Restricted cash	34	35
Prepaid expenses	1,478	966
Other current assets	58	62
TOTAL CURRENT ASSETS	7,722	2,250

NON-CURRENT ASSETS:
Restricted cash	47	48
Long-term deposit	5	5
Property and equipment, net	32	30
Operating lease right-of-use asset	502	530
TOTAL NON-CURRENT ASSETS	586	613
TOTAL ASSETS	$8,308	$2,863

	March 31,	December 31
	2025	2024
	U.S. dollars in thousands
Liabilities and shareholders’ equity (capital deficiency)

CURRENT LIABILITIES:
Trade payables	$722	$929
Current maturities of operating lease liability	155	158
Employee related obligations	624	642
Accrued expenses and other account payable	893	788
Private warrants to purchase ordinary shares (including $1 and $1 due to related party, as of March 31, 2025 and December 31, 2024, respectively)	1	2
Underwriters Promissory Note	-	1,004
TOTAL CURRENT LIABILITIES	2,395	3,523

NON-CURRENT LIABILITIES:
Long-term operating lease liability	334	368
Related Party Promissory Note	2,993	2,961
TOTAL NON-CURRENT LIABILITIES	$3,327	$3,329
TOTAL LIABILITIES	$5,722	$6,852

SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY): Ordinary shares ($0.0009 par value per share, 22,222,222 shares authorized as of March 31, 2025 and December 31, 2024; 8,691,971* and 1,848,711* shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	8	2
Additional paid-in capital	47,567	39,263
Accumulated deficit	(44,989)	(43,254)
TOTAL SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$2,586	$(3,989)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$8,308	$2,863

* Net of 421 treasury shares held by the Company as of March 31, 2025 and December 31, 2024

SILEXION THERAPEUTICS CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31
	2025	2024
	U.S. dollars in thousands
OPERATING EXPENSES:
Research and development (including $0 and $17 from related parties for the three months period ended March 31, 2025 and 2024, respectively)	$590	$961
General and administrative (including $21 and $12 from related parties for the three months period ended March 31, 2025 and 2024, respectively)	1,060	289
TOTAL OPERATING EXPENSES	1,650	1,250
OPERATING LOSS
Financial expenses, net (including $32 and $75 from related parties for the three months period ended March 31, 2025 and 2024, respectively)	85	168
LOSS BEFORE INCOME TAX	$1,735	$1,418
INCOME TAX	*	5
NET LOSS	$1,735	$1,423

Attributable to:
Equity holders of the Company	1,735	1,373
Non-controlling interests	-	50
	$1,735	$1,423

LOSS PER SHARE, BASIC AND DILUTED	$0.26	$12.29**

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	6,779,205	111,726**

* Represents an amount less than $1
** All share and per share amounts for the three months ended March 31, 2024 have been retroactively adjusted to reflect a 1-for-9 reverse share split that was effected on November 29, 2024

For More Financial Information:
For a comprehensive understanding of the Company’s financial reports and related management’s discussion and analysis for the subject periods, please review the Company’s quarterly report on Form 10-Q for the quarter ended  March 31, 2025, available under the Company's EDGAR profile at https://www.sec.gov/edgar

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact
Arx Capital Markets
North American Equities Desk
silexion@arxadvisory.com